UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 26, 2013 (March 25, 2013)

RAMCO-GERSHENSON PROPERTIES TRUST
(Exact name of registrant as specified in its Charter)

Maryland	1-10093	13-6908486
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

31500 Northwestern Highway, Suite 300, Farmington Hills, Michigan	48334
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(248) 350-9900

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition or Disposition of Assets

On March 25, 2013, Ramco-Gershenson Properties Trust, Inc. (RGPT) completed the acquisition of its partner’s 70% ownership interest in 12 shopping centers owned by CLPF-Ramco GP, LLC and CLPF-Ramco, L.P. for approximately $151.9 million in cash and the assumption of its partner’s pro-rata share of debt of approximately $104.9 million.  RGPT now owns 100% of the shopping centers, which are located in Florida and Michigan.

The following table details the properties acquired:

Property Name	Location	Total GLA	Anchor Tenants (1)
FLORIDA [8]
Cocoa Commons	Cocoa	90,116	Publix
Cypress Point	Clearwater	167,280	Burlington Coat Factory, The Fresh Market
Marketplace of Delray	Delray Beach	238,901	Office Depot, Ross Dress for Less, Winn-Dixie
Mission Bay Plaza	Boca Raton	263,721	The Fresh Market, Golfsmith, LA Fitness Sports Club, OfficeMax, Toys "R" Us
Treasure Coast Commons	Jensen Beach	92,979	Barnes & Noble, OfficeMax, Sports Authority
Village Plaza	Lakeland	146,755	Big Lots
Vista Plaza	Jensen Beach	109,761	Bed Bath & Beyond, Michaels, Total Wine & More
West Broward Shopping Center	Plantation	152,973	Badcock, DD's Discounts, Save-A-Lot, US Postal Service

MICHIGAN [4]
Hunter's Square	Farmington Hills	354,323	Bed Bath & Beyond, Buy Buy Baby, Loehmann's, Marshalls, T.J. Maxx
The Shops at Old Orchard	West Bloomfield	96,994	Plum Market
Troy Marketplace	Troy	217,754	Airtime Trampoline, Golfsmith, LA Fitness, Nordstrom Rack, PetSmart, (REI)
Winchester Center	Rochester Hills	314,575	Bed Bath & Beyond, Dick's Sporting Goods, Marshalls, Michaels, PetSmart, (Kmart)
Total		2,246,132

(1)	Anchor tenants are any tenant greater than or equal to 19,000 square feet. Tenants in parenthesis represent non-company owned gross leasable area ("GLA").

Financial statements required to comply with the rules and regulations of the SEC, including Rule 3-14 of Regulation S-X for the purchase and pro forma financial statements reflecting the effect of this purchase, were filed in a Form 8-K on March 11, 2013. The debt assumed in connection with this transaction was previously reported under item 2.03 of the March 11, 2013 Form 8-K.

Item 9.01	Financial Statements and Exhibits
(d)	Exhibits.

	99.1	Press Release dated March 25, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RAMCO-GERSHENSON PROPERTIES TRUST

Date:	March 26, 2013	By:	/s/ GREGORY R. ANDREWS
Gregory R. Andrews
Chief Financial Officer and Secretary

EXHIBIT INDEX

Exhibit	Description

99.1	Press Release dated March 26, 2013.

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